       As filed with the Securities and Exchange Commission on June 5, 1998
                                                  Registration No. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 --------------------

                            TRIANGLE PHARMACEUTICALS, INC.
                (Exact name of registrant as specified in its charter)

            Delaware                                   56-1930728
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                                  4 UNIVERSITY PLACE
                                4611 UNIVERSITY DRIVE
                                  DURHAM, NC  27707
                                    (919) 493-5980
                 (Address of principal executive offices) (Zip Code)

                                 --------------------
                            TRIANGLE PHARMACEUTICALS, INC.
                              1996 STOCK INCENTIVE PLAN
                              (Full title of the Plans)

                                 --------------------

                                  DR. DAVID W. BARRY
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            TRIANGLE PHARMACEUTICALS, INC.
                                  4 UNIVERSITY PLACE
                                4611 UNIVERSITY DRIVE
                                  DURHAM, NC  27707
                                    (919) 493-5980

         (Name, address including zip code, and telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                      Proposed            Proposed
        Title of                                      Maximum             Maximum
       Securities                 Amount              Offering            Aggregate        Amount of
         to be                    to be                Price              Offering        Registration
       Registered               Registered(1)        per Share(2)         Price(2)            Fee
       ----------               ----------           ---------            -----               ---
Common Stock                    1,000,000 shares      $16.0625          $16,062,500.00     $4,738.44
$0.001 par value
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on June 1, 1998, as reported by the Nasdaq National Market.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Triangle Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 10, 1998;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 8, 1998;

          (c) The Registrant's Current Report on Form 8-K, filed with the SEC on April 2, 1998;

          (d) The Registrant's Registration Statement No. 000-21589 on Form 8-A filed with the SEC on October 18, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

          Article VII, Section (i) of the Restated Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

          As permitted by Section 102(b) (7) of the Delaware General Corporation Law, Article 5, Section (a) of the Company's Second Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

          The Company has entered into indemnification agreements with each of its officers and directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlement and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

          The Company has also purchased directors' and officers' liability insurance.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.


Item 8.   EXHIBITS

      NUMBER    EXHIBIT

      4         Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 000-21589 on Form 8-
                A, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).
      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Price Waterhouse LLP, Independent Accountants.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
     99.1       1996 Stock Incentive Plan.
     99.2       Form of Notice of Grant of Stock Option.
     99.3       Form of Stock Option Agreement.
     99.4       Form of Addendum to Stock Option Agreement (Involuntary
                Termination Following Corporate Transaction).
     99.5       Form of Addendum to Stock Option Agreement (Involuntary
                Termination Following Change in Control).
     99.6       Form of Stock Issuance Agreement.
     99.7       Form of Notice of Grant of Stock Option Under Automatic Option
                Grant Program.
     99.8       Form of Automatic Stock Option Agreement.
     99.9       Form of Salary Investment Option Grant Election.
     99.10      Form of Notice of Grant of Stock Option Under Salary Investment
                Option Grant Program.
     99.11      Form of Salary Investment Stock Option Agreement.

Item 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on this 5th day of June 1998.

                                   TRIANGLE PHARMACEUTICALS, INC.


                                   By: /s/ David W. Barry
                                      -----------------------------------
                                        Dr. David W. Barry
                                        Chairman and Chief Executive Officer and
                                        Director


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Triangle Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint David W. Barry and James A Klein, Jr. and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                       DATE

/s/ David W. Barry           Chairman and Chief Executive
----------------------       Officer (Principal Executive      June 5, 1998
Dr. David W. Barry           Officer)

/s/ James A. Klein, Jr.      Chief Financial Officer and
-----------------------      Treasurer (Principal Financial    June 5, 1998
James A. Klein, Jr.          and Accounting Officer)

SIGNATURE                             TITLE                       DATE

/s/ M. Nixon Ellis           Director, President and
-----------------------      Chief Operating Officer           June 5, 1998
M. Nixon Ellis


-----------------------      Director
Anthony B. Evnin

/s/ Standish M. Fleming
-----------------------      Director                          June 5, 1998
Standish M. Fleming

/s/ Dennis B. Gillings
-----------------------      Director                          June 5, 1998
Dennis B. Gillings

/s/ George McFadden
-----------------------      Director                          June 5, 1998
George McFadden


-----------------------      Director
Peter McPartland

/s/ Henry G. Grabowski
-----------------------      Director                          June 5, 1998
Henry G. Grabowski

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                   TRIANGLE , INC.

                                    EXHIBIT INDEX

      NUMBER    EXHIBIT

      4         Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 000-21589 on Form 8-
                A, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).
      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Price Waterhouse LLP, Independent Accountants.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
     99.1       1996 Stock Incentive Plan.
     99.2       Form of Notice of Grant of Stock Option.
     99.3       Form of Stock Option Agreement.
     99.4       Form of Addendum to Stock Option Agreement (Involuntary
                Termination Following Corporate Transaction).
     99.5       Form of Addendum to Stock Option Agreement (Involuntary
                Termination Following Change in Control).
     99.6       Form of Stock Issuance Agreement.
     99.7       Form of Notice of Grant of Stock Option Under Automatic Option
                Grant Program.
     99.8       Form of Automatic Stock Option Agreement.
     99.9       Form of Salary Investment Option Grant Election.
     99.10      Form of Notice of Grant of Stock Option Under Salary Investment
                Option Grant Program.
     99.11      Form of Salary Investment Stock Option Agreement.